As filed with the Securities and Exchange Commission on December 15, 1995
                                              File No.
==========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                             _____________________
                                    FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                       CARPENTER TECHNOLOGY CORPORATION
            (Exact name of registrant as specified in its charter)

          Delaware                                  23-0458500
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

       101 West Bern Street
        Reading, Pennsylvania                             19601
(Address of principal executive offices)               (Zip Code)
                                 CERTECH, INC.
                                 SAVINGS PLAN
                           (Full title of the plan)
                 ==============================================
                                 John R. Welty
                 Vice President, General Counsel and Secretary
                       Carpenter Technology Corporation
                             101 West Bern Street
                         Reading, Pennsylvania  19601
                    (Name and address of agent for service)

                                (610) 208-2000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
__________________________________________________________________________
 Title of          Amount       Proposed       Proposed       Amount of
securities         to be        maximum        maximum      registration
  to be          registered     offering       aggregate        fee
registered                      price per      offering
                                share (1)      price (1)
__________________________________________________________________________
Common Stock,     50,000
par value         shares (2)    $2,056,250     $2,081,250      $714
$5 per share
__________________________________________________________________________
(1) Estimated solely for the purpose of computing the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock of $41.125 and $41.625, respectively, as reported on the New York Stock Exchange-Composite Transactions Tape on December 11, 1995.
(2) Also registered hereby are such additional indeterminate number of shares of Common Stock of Carpenter Technology Corporation or other securities as may become issuable upon exercise of purchase rights or otherwise by reason of adjustments pursuant to the anti-dilution provisions of the Plan.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.
-------   --------------------------------------------------
Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------
          The following documents filed with the Commission by the registrant pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated hereby by reference:

          (a)  Annual Report on Form 10-K for the year ended June
               30, 1995;

          (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 and all other reports filed pursuant to Section 13(a) of the Exchange Act since June 30, 1995; and

          (c) Description of the registrant's Common Stock contained in the registrant's Registration
               Statement on Form 8-B.

          In addition, all documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing with the Commission of a post-effective amendment which (i) indicates that all securities registered hereby have been sold or (ii) effects the deregistration of the balance of such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
------    -------------------------
          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------
          Not applicable.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------
          Article 7(a) of the registrant's Restated Certificate of Incorporation provides for the elimination of liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "GCL"). Section 102(b)(7) allows a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the GCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

          Article 7(b) of the registrant's Restated Certificate of Incorporation and Article 6.4 of the registrant's By-Laws provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Section 145 of the GCL. Section 145 provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and had no reasonable cause to believe his/her conduct was unlawful. A corporation may indemnify officers and directors in actions by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify that person against expenses actually and reasonably incurred. Under the registrant's By-Laws, for indemnification purposes, an employee or agent shall be deemed to have acted in good faith only if his or her actions were within the scope of employment as defined by an agreement with the registrant or the rules and regulations established by the registrant or an authorized officer thereof.

          The registrant has in effect a directors and officers liability insurance policy which, with certain general and specific exclusions, indemnifies each person who was, is or may hereafter be a director or officer of the registrant and such person's heirs and assigns, against any payment by an insured (except fines and penalties) in respect of any legal liability, whether actual or asserted, arising from any claim made against an insured by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the insured, in his capacity as a director or officer of the registrant, or any of the foregoing so alleged by any claimant, or any matter claimed against an insured solely by reason of his being or having been a director or officer of the registrant. The policy may be canceled by the insurer upon 60 days' written notice to the registrant. To the extent that such insurance covers liabilities arising under the Securities Act of 1933, no waivers or undertakings are made by the registrant with respect thereto, except as set forth in Item 9 of this Registration Statement.

          The registrant is a party to indemnity agreements with its officers and directors which provide indemnification to the fullest extent permitted by law in the event the indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the registrant or any other party, that the indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other by reason of (or arising in part out of) any event or occurrence related to the fact that such person is or was a director, officer, employee, agent or fiduciary of the registrant, or is or was serving at the request of the registrant as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the indemnitee in any such capacity. The indemnification includes any and all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties or amounts paid in settlement). However, the indemnitee is not entitled to indemnity payments or expense advances in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation initiated by the indemnitee unless the Board of Directors of the registrant has authorized or consented to the initiation of such claim. In the event of a Change in Control (as defined in such agreements) that has not been approved by a majority of the registrant's Board of Directors who were directors immediately prior to such Change in Control, then with respect to all matters thereafter arising concerning the rights of the indemnitee to indemnity payments and expense advances under the indemnification agreements, any other agreement, Certificate of Incorporation or By-Law provision in effect, the registrant is required to seek legal advice from independent legal counsel selected by the indemnitee and approved by the registrant (which approval shall not be unreasonably withheld) which legal advice includes the rendering of an opinion to the registrant and indemnitee as to whether and to what extent the indemnitee would be permitted to be indemnified under applicable law.

Item 7.   Exemption from Registration Claimed.
------    -----------------------------------
          Not applicable.

Item 8.   Exhibits.
------    --------
          Reference is made to the Exhibit Index which appears at page 11 of this Registration Statement for a detailed list of the exhibits filed as a part hereof.

          In lieu of an opinion of counsel concerning compliance with the requirements of ERISA and in lieu of a determination letter from the Internal Revenue Service ( IRS ) stating that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes to submit the Plan and any amendment thereto to the IRS in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

Item 9.   Undertakings.
------    ------------
          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                     (ii)  To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii)  To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES
                              ----------
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Pennsylvania, on December __, 1995.


                              CARPENTER TECHNOLOGY CORPORATION


                              By: s/ Robert W. Cardy
                                  -----------------------------
                                     Robert W. Cardy
                                     Chairman of the Board,
                                       President & Chief Executive
                                       Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on December __, 1995.

          Signature                       Title
          ---------                       -----

 s/ Robert W. Cardy                Chairman of the Board, President
 ----------------------------        & Chief Executive Officer
   Robert W. Cardy


 s/ G. Walton Cottrell             Senior Vice President-Finance
 ----------------------------        & Chief Financial Officer
  G. Walton Cottrell


 s/ Edward B. Bruno                Controller
 ----------------------------
    Edward B. Bruno

*Dennis M. Draeger                 Director
*C. McCollister Evarts             Director
*Carl R. Garr                      Director
*William J. Hudson, Jr.            Director
*Arthur E. Humphrey                Director
*Edward W. Kay                     Director
*Frederick C. Langenberg           Director
*Marlin Miller, Jr.                Director
*Paul R. Roedel                    Director
*Kathryn C. Turner                 Director
*Kenneth L. Wolfe                  Director

*By: s/ John R. Welty
     ------------------------
        John R. Welty,
        Attorney-in-Fact, Pursuant
          to Power of Attorney

                              EXHIBIT INDEX
                              -------------

                                                       Sequential
                                                        Numbering
Exhibit No.          Description of Exhibit              Page No.
-----------          ----------------------            ----------

 4.01              Certificate of Incorporation of         --
                   registrant, as amended and restated
                   (incorporated by reference to
                   Exhibit 3A to registrant's Annual
                   Report on Form 10-K for year ended
                   June 30, 1987, filed under
                   Securities Exchange Act of 1934, as
                   amended).

4.02               By-laws of registrant, as amended on    --
                   October 24, 1994 (incorporated by
                   reference to Exhibit 3 to
                   registrant's Quarterly Report on
                   Form 10-Q for three month period
                   ended December 31, 1994, filed under
                   Securities Exchange Act of 1934, as
                   amended).

4.03               Restated Rights Agreement dated as      --
                   of May 11, 1989 between registrant
                   and Morgan Guaranty Trust Company of
                   New York, as Rights Agent
                   (incorporated by reference to
                   Exhibit 4C to registrant's Annual
                   Report on Form 10-K for year ended
                   June 30, 1989, filed under
                   Securities Exchange Act of 1934, as
                   amended).

23.01              Consent of Coopers & Lybrand to         13
                   incorporation of their report dated
                   July 27 and August 10, 1995 with
                   respect to  consolidated financial
                   statements and related schedules of
                   registrant and subsidiaries at June
                   30, 1995 and June 30, 1994 and for
                   each of the three years in the
                   period ended June 30, 1995.

                                                       Sequential
                                                        Numbering
Exhibit No.          Description of Exhibit              Page No.
-----------          ----------------------            ----------

24.01              Powers of Attorney executed by          14
                   certain directors of registrant,
                   authorizing execution of
                   Registration Statement on each such
                   director's respective behalf by
                   persons designated therein.

COOPERS                                     Coopers & Lybrand L.L.P.
& LYBRAND
                                            a professional services firm





                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated July 27, 1995, except for
Note 17, as to which the date is August 10, 1995, on our audits of the consolidated financial statements and the consolidated financial statement schedules of Carpenter Technology Corporation and subsidiaries as of June 30, 1995 and 1994 and for each of the three years in the period ended June 30, 1995.



 S/Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.




Philadelphia, Pennsylvania
December 14, 1995

                             POWER OF ATTORNEY



          The undersigned hereby constitutes and appoints Robert W. Cardy, G. Walton Cottrell and John R. Welty, and each of them, with full power to act without the others, as the true and lawful attorney-in-fact and agent of the undersigned, with full and several power of substitution, to sign a registration statement or registration statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering the offering of shares of Common Stock of CARPENTER TECHNOLOGY CORPORATION (the "Corporation") under the terms and conditions of the Certech, Inc. Savings Plan sponsored by Certech, Inc. and in which Certech Incorporated will be a participating employer; to sign any and all amendments (including post-effective amendments) to such registration statement or statements; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 7th day of December, 1995.


        s/ Those persons listed as directors on the signature page hereof
        -----------------------------------------------------------------